Exhibit 99.1

Carrier Reports Strong First Quarter 2025 Results

•Net sales down 4% given prior year divestiture; organic sales up 2%
•GAAP EPS of $0.47 up 147% and adjusted EPS of $0.65 up 27%
•GAAP operating margin up 500 bps; adjusted operating margin up 210 bps
•Net cash flows from operating activities were $483 million and free cash flow was $420 million
•Returned $1.5 billion to shareholders through share repurchases and dividends and paid down $1.2 billion in debt
•Fully mitigating impact of tariffs in effect today
•Increasing full-year 2025 adjusted earnings per share guidance
•Transitioned to new segment reporting

PALM BEACH GARDENS, Fla., May 1, 2025 – Carrier Global Corporation (NYSE:CARR), global leader in intelligent climate and energy solutions, today reported strong financial results for the first quarter of 2025 and increased its full year guidance.
“We delivered another quarter of strong financial performance," said Carrier Chairman & CEO David Gitlin. “Adjusted EPS grew 27% with adjusted operating margins expanding 210 basis points on 2% organic sales growth. Sales for the Commercial1 and Residential businesses within Climate Solutions Americas were each up about 20%. Total company orders were up high-single-digits, backlogs increased over 15% sequentially and about 10% year-over-year, positioning us for accelerated growth further fueled by differentiated products, aftermarket offerings and system solutions. We are increasing our full-year commitments as we proactively manage this dynamic environment."

1.Excludes NORESCO

First Quarter 2025 Results
Total Company

	(Unaudited)
	Three Months Ended March 31
(In millions)	2025	2024	Change
Net sales	$5,218	$5,420	(4)%
Organic sales	2%

Operating profit	$629	$385	63%
Operating margin	12.1%	7.1%	500 bps
Adjusted operating profit	$843	$764	10%
Adjusted operating margin	16.2%	14.1%	210 bps

Diluted earnings per share:
Continuing operations	$0.47	$0.19	147%
Continuing operations - Adjusted	$0.65	$0.51	27%

Carrier’s first quarter sales of $5.2 billion were down 4% compared to the prior year. Organic sales growth of 2% was offset by a 5% headwind from net acquisitions and divestitures, driven by the sale of Commercial Refrigeration in Q4 2024. Foreign currency translation was a 1% headwind to sales growth.
GAAP operating profit in the quarter of $629 million was up 63% from last year driven by operational performance, the absence of VCS backlog and inventory step-up amortization and decrease in acquisition and divestiture-related costs. Adjusted operating profit of $843 million was up 10%, mostly driven by strong productivity and price. Net income from continuing operations was $412 million and adjusted net earnings from continuing operations was $569 million. GAAP EPS from continuing operations was $0.47 and adjusted EPS from continuing operations was $0.65 from higher operating profit, lower net interest expense and benefits of a lower share count.

Climate Solutions Americas (CSA)

	(Unaudited)
	Three Months Ended March 31
(In millions)	2025	2024	Change
Net sales	$2,572	$2,360	9%
Organic sales	9%

Segment operating profit	$570	$425	34%
Segment operating margin	22.2%	18.0%	420 bps

CSA segment sales increased 9%. Organic sales were up 9%, driven by continued strength in Commercial1 and Residential, each up about 20% more than offsetting a decline in Light Commercial.
Segment operating margin increased 420 basis points driven by strong organic sales growth and productivity.

Climate Solutions Europe (CSE)

	(Unaudited)
	Three Months Ended March 31
(In millions)	2025	2024	Change
Net sales	$1,169	$1,292	(10)%
Organic sales	(7)%

Segment operating profit	$105	$167	(37)%
Segment operating margin	9.0%	12.9%	(390) bps

CSE segment sales declined 10%. Organic sales were down 7%, with Commercial up mid-single digits offsetting a low-double-digit decline in Residential and Light Commercial.
Segment operating margin decreased 390 basis points, driven by lower volume, mix and investments partially offset by cost synergies.

1.Excludes NORESCO

Climate Solutions Asia Pacific, Middle East & Africa (CSAME)

	(Unaudited)
	Three Months Ended March 31
(In millions)	2025	2024	Change
Net sales	$826	$884	(7)%
Organic sales	(6)%

Segment operating profit	$121	$108	12%
Segment operating margin	14.6%	12.2%	240 bps

CSAME segment sales declined 7%. Organic sales were down 6%, mainly driven by declines in Residential Light Commercial in China, partially offset by strength in other countries.
Segment operating margin increased 240 basis points driven by productivity and the absence of a prior year unfavorable currency impact, partially offset by lower volume.

Climate Solutions Transportation (CST)

	(Unaudited)
	Three Months Ended March 31
(In millions)	2025	2024	Change
Net sales	$651	$884	(26)%
Organic sales	2%

Segment operating profit	$97	$113	(14)%
Segment operating margin	14.9%	12.8%	210 bps

CST sales declined 26% driven by the impact from the divestiture of Commercial Refrigeration. Organic sales growth increased 2% driven by 20% growth in Container, partially offset by declines in Europe and North America Truck and Trailer.
Segment operating margin increased 210 basis points mainly due to the Commercial Refrigeration exit.

Cash Flow

	(Unaudited)
	Three Months Ended March 31,
(In millions)	2025	2024
Net cash flows provided by operating activities	$483	$40
Less: Capital expenditures - continuing operations	(63)	(102)
Less: Capital expenditures - discontinued operations	—	(2)
Free cash flow	$420	$(64)

Net cash flows generated from operating activities were $483 million and capital expenditures were $63 million, resulting in free cash flow of $420 million. The increase in free cash flow was driven by higher net income, working capital improvements and lower capital expenditures.
Carrier repurchased $1.3 billion in shares, paid $200 million in dividends and paid down $1.2 billion in debt.

Full-Year 2025 Guidance**

	Current Guidance**	Prior Guidance
Sales	~$23 billion ~$750 million revenue headwind from CCR exit Organic* up MSD FX 1% Acquisitions 0% Divestitures (3%)	$22.5 – $23.0 billion ~$750 million revenue headwind from CCR exit Organic* up MSD FX (1%) Acquisitions 0% Divestitures (3%)

Adjusted Operating Margin*	16.5% – 17.0% + ~100 bps Y/Y	16.5% – 17.0% + ~100 bps Y/Y

Adjusted EPS*	$3.00 – $3.10 ~17-21% Y/Y	$2.95 – $3.05 + ~15-20% Y/Y

Free Cash Flow*	$2.4 – $2.6 billion Includes the expected results of continuing and discontinued operations	$2.4 – $2.6 billion Includes the expected results of continuing and discontinued operations

*Note: When the company provides expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.
**As of May 1, 2025

Conference Call
Carrier will host a webcast of its earnings conference call today, Thursday, May 1, 2025, at 7:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations or to listen to the earnings call by phone, participants must pre-register at Carrier Earnings Call Registration. All registrants will receive dial-in information and a PIN allowing access to the live call.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, Carrier's plans with respect to our indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation, those described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and in subsequent reports that we file with the SEC: the effect of economic conditions in the industries and markets in which Carrier and our businesses operate in the U.S. and globally and any changes therein, including financial market conditions, inflationary cost pressures, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues, natural disasters and the financial condition of our customers and suppliers; challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; future levels of capital spending and research and development spending; future availability of credit and factors that may affect such availability, including credit market conditions and Carrier's capital structure and credit ratings; the timing and scope of future repurchases of Carrier's common stock, including market conditions and the level of other investing activities and uses of cash;

delays and disruption in the delivery of materials and services from suppliers; cost reduction efforts and restructuring costs and savings and other consequences thereof; new business and investment opportunities; the outcome of legal proceedings, investigations and other contingencies; the impact of pension plan assumptions on future cash contributions and earnings; the impact of the negotiation of collective bargaining agreements and labor disputes; the effect of changes in political conditions in the U.S. and other countries in which Carrier and our businesses operate, including the effect of changes in U.S. trade policies, on general market conditions, global trade policies, the imposition of tariffs, and currency exchange rates in the near term and beyond; the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate; the ability of Carrier to retain and hire key personnel; the scope, nature, impact or timing of acquisition and divestiture activity, such as our portfolio transformation transactions, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; a determination by the IRS and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions; and risks associated with current and future indebtedness, as well as our ability to reduce indebtedness and the timing thereof. The forward-looking statements speak only as of the date of this communication. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

About Carrier
Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating solutions that matter for people and our planet for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit corporate.carrier.com or follow Carrier on social media at @Carrier.

CARR-IR

Contact:
Investor Relations
Michael Rednor
561-365-2020
InvestorRelations@Carrier.com

Media Inquiries
Jason Shockley
561-542-0207
Jason.Shockley@Carrier.com

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS

Following are tables that present selected financial data of Carrier Global Corporation (“Carrier”). Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures.

As a result of Carrier's portfolio transformation, Carrier revised its reportable segments during the first quarter of 2025 to better reflect its business strategy, align its management reporting and increase transparency for investors. In connection with the revised structure, the Chief Operating Decision Maker changed the measure used to evaluate segment profitability from Operating profit to Segment operating profit. It represents operating profit (a GAAP measure) adjusted to exclude restructuring costs, amortization of acquired intangible assets and other significant items of a nonoperational nature. All prior period comparative information has been recast to reflect the revised segment structure.

Use and Definitions of Non-GAAP Financial Measures
Carrier reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, adjusted net income, adjusted earnings per share (“EPS”), adjusted effective tax rate and net debt are non-GAAP financial measures and are associated with Carrier's continuing operations unless specifically noted.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents consolidated operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of consolidated net sales (a GAAP measure). Adjusted net income represents net income attributable to common shareowners (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents (a GAAP measure).

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by continuing operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareowners. Orders are contractual commitments with customers to provide specified goods or services for an agreed upon price and may not be subject to penalty if cancelled.

When Carrier provides our expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Carrier Global Corporation
Condensed Consolidated Statement of Operations

	(Unaudited)
	Three Months Ended March 31,
(In millions, except per share amounts)	2025	2024
Net sales
Product sales	$4,652	$4,842
Service sales	566	578
Total Net sales	5,218	5,420
Costs and expenses
Cost of products sold	(3,358)	(3,582)
Cost of services sold	(415)	(453)
Research and development	(153)	(192)
Selling, general and administrative	(729)	(807)
Total Costs and expenses	(4,655)	(5,034)
Equity method investment net earnings	44	31
Other income (expense), net	22	(32)
Operating profit	629	385
Non-service pension (expense) benefit	1	—
Interest (expense) income, net	(82)	(141)
Earnings before income taxes	548	244
Income tax (expense) benefit	(111)	(47)
Earnings from continuing operations	437	197
Discontinued operations, net of tax	—	92
Net earnings (loss)	437	289
Less: Non-controlling interest in subsidiaries'	25	20
Net earnings (loss) attributable to common shareowners	$412	$269
Amounts attributable to common shareowners:
Continuing operations	$412	$177
Discontinued operations	—	92
Net earnings (loss) attributable to common shareowners	$412	$269
Earnings per share
Basic:
Continuing operations	$0.47	$0.20
Discontinued operations	—	0.10
Net earnings (loss)	$0.47	$0.30
Diluted:
Continuing operations	$0.47	$0.19
Discontinued operations	—	0.10
Net earnings (loss)	$0.47	$0.29
Weighted-average number of shares outstanding
Basic	866.9	899.2
Diluted	878.3	913.0

Carrier Global Corporation
Condensed Consolidated Balance Sheet

	(Unaudited)
(In millions)	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$1,698	$3,969
Accounts receivable, net	2,979	2,651
Inventories, net	2,648	2,299
Other current assets	1,119	972
Total current assets	8,444	9,891
Future income tax benefits	1,149	1,131
Fixed assets, net	3,040	2,999
Operating lease right-of-use assets	563	554
Intangible assets, net	6,480	6,432
Goodwill	14,959	14,601
Pension and post-retirement assets	48	43
Equity method investments	1,253	1,194
Other assets	511	558
Total Assets	$36,447	$37,403

Liabilities and Equity
Accounts payable	$3,015	$2,458
Accrued liabilities	3,892	4,182
Current portion of long-term debt	104	1,252
Total current liabilities	7,011	7,892
Long-term debt	11,080	11,026
Future pension and post-retirement obligations	218	214
Future income tax obligations	2,028	2,015
Operating lease liabilities	437	432
Other long-term liabilities	1,475	1,429
Total Liabilities	22,249	23,008

Equity
Common stock	9	9
Treasury stock	(5,188)	(3,915)
Additional paid-in capital	8,616	8,610
Retained earnings	11,895	11,483
Accumulated other comprehensive loss	(1,473)	(2,106)
Non-controlling interest	339	314
Total Equity	14,198	14,395
Total Liabilities and Equity	$36,447	$37,403

Carrier Global Corporation
Condensed Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In millions)	2025	2024
Operating Activities
Net earnings (loss)	$437	$289
Discontinued operations, net of tax	—	(92)
Adjustments for non-cash items, net:
Depreciation and amortization	303	308
Deferred income tax provision	(69)	(104)
Stock-based compensation costs	23	19
Equity method investment net earnings	(44)	(31)
(Gain) loss on sale of investments / deconsolidation	(5)	—
Changes in operating assets and liabilities
Accounts receivable, net	(362)	(181)
Inventories, net	(301)	(83)
Accounts payable and accrued liabilities	481	(146)
Distributions from equity method investments	77	7
Other operating activities, net	(52)	59
Net cash flows provided by (used in) continuing operating activities	488	45
Net cash flows provided by (used in) discontinued operating activities	(5)	(5)
Net cash flows provided by (used in) operating activities	483	40
Investing Activities
Capital expenditures	(63)	(102)
Investment in businesses, net of cash acquired	(12)	(10,772)
Dispositions of businesses	8	—
Settlement of derivative contracts, net	36	(209)
Other investing activities, net	1	3
Net cash flows provided by (used in) continuing investing activities	(30)	(11,080)
Net cash flows provided by (used in) discontinued investing activities	7	(1)
Net cash flows provided by (used in) investing activities	(23)	(11,081)
Financing Activities
Increase (decrease) in short-term borrowings, net	(49)	20
Issuance of long-term debt	9	2,548
Repayment of long-term debt	(1,205)	(5)
Repurchases of common stock	(1,288)	—
Dividends paid on common stock	(198)	(159)
Dividends paid to non-controlling interest	—	(2)
Other financing activities, net	(16)	(19)
Net cash flows provided by (used in) continuing financing activities	(2,747)	2,383
Net cash flows provided by (used in) discontinued financing activities	—	(4)
Net cash flows provided by (used in) financing activities	(2,747)	2,379
Effect of foreign exchange rate changes on cash and cash equivalents	17	(68)
Net increase (decrease) in cash and cash equivalents and restricted cash, including cash classified in current assets held for sale	(2,270)	(8,730)
Less: Change in cash balances classified as assets held for sale	—	(59)
Net increase (decrease) in cash and cash equivalents and restricted cash	(2,270)	(8,671)
Cash, cash equivalents and restricted cash, beginning of period	3,972	9,853
Cash, cash equivalents and restricted cash, end of period	1,702	1,182
Less: restricted cash	4	2
Cash and cash equivalents, end of period	$1,698	$1,180

Carrier Global Corporation
Segment Summary

	(Unaudited)
	Three Months Ended March 31,
(In millions)	2025	2024
Segment net sales
Climate Solutions Americas	$2,572	$2,360
Climate Solutions Europe	1,169	1,292
Climate Solutions Asia Pacific, Middle East & Africa	826	884
Climate Solutions Transportation	651	884
Segment net sales	$5,218	$5,420

Segment operating profit
Climate Solutions Americas	$570	$425
Climate Solutions Europe	105	167
Climate Solutions Asia Pacific, Middle East & Africa	121	108
Climate Solutions Transportation	97	113
Segment operating profit	$893	$813

Segment operating margin
Climate Solutions Americas	22.2%	18.0%
Climate Solutions Europe	9.0%	12.9%
Climate Solutions Asia Pacific, Middle East & Africa	14.6%	12.2%
Climate Solutions Transportation	14.9%	12.8%

Components of Changes in Net Sales

Three Months Ended March 31, 2025 Compared with Three Months Ended March 31, 2024

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Climate Solutions Americas	9%	—%	—%	—%	9%
Climate Solutions Europe	(7)%	(3)%	—%	—%	(10)%
Climate Solutions Asia Pacific, Middle East & Africa	(6)%	(1)%	—%	—%	(7)%
Climate Solutions Transportation	2%	(1)%	(27)%	—%	(26)%
Consolidated	2%	(1)%	(5)%	—%	(4)%

Carrier Global Corporation
Reconciliations

	(Unaudited)
	Three Months Ended March 31,
(In millions)	2025	2024
Reconciliation to Earnings before income taxes
Segment operating profit	$893	$813

Corporate and other	(50)	(49)
Restructuring costs	(8)	(8)
Amortization of acquired intangibles	(201)	(172)
Acquisition on step-up amortization	—	(111)
Acquisition/divestiture-related costs	(5)	(48)
Viessmann-related hedges	—	(86)
Gain on liability adjustment	—	46
Non-service pension (expense) benefit	1	—
Interest (expense) income, net	(82)	(141)

Earnings before income taxes	$548	$244

	(Unaudited)
	Three Months Ended March 31,
(In millions)	2025	2024
Reconciliation of Segment operating profit to Adjusted operating profit
Climate Solutions Americas	$570	$425
Climate Solutions Europe	105	167
Climate Solutions Asia Pacific, Middle East & Africa	121	108
Climate Solutions Transportation	97	113
Segment operating profit	$893	$813
Corporate and other	(50)	(49)
Adjusted operating profit	$843	$764

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended March 31, 2025
(In millions, except per share amounts)	Reported	Adjustments		Adjusted
Net sales	$5,218	$—		$5,218

Operating profit	$629	214	a	$843
Operating margin	12.1%			16.2%

Earnings before income taxes	$548	214	a	$762
Income tax (expense) benefit	$(111)	(57)	c	$(168)
Effective tax rate	20.3%			22.0%

Earnings from continuing operations attributable to common shareowners	$412	$157		$569

Summary of Adjustments:
Amortization of acquired intangibles		$201	a
Restructuring costs		8	a
Acquisition/divestiture-related costs		5	a
Total adjustments		$214

Tax effect on adjustments above		$(57)
Total tax adjustments		$(57)	c

Diluted shares outstanding	878.3			878.3

Diluted earnings per share:
Continuing operations	$0.47			$0.65

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended March 31, 2024
(In millions, except per share amounts)	Reported	Adjustments		Adjusted
Net sales	$5,420	$—		$5,420

Operating profit	$385	379	a	$764
Operating margin	7.1%			14.1%

Earnings before income taxes	$244	379	a	$623
Income tax (expense) benefit	$(47)	(86)	c	$(133)
Effective tax rate	19.4%			21.4%

Earnings from continuing operations attributable to common shareowners	$177	$293		$470

Summary of Adjustments:
Amortization of acquired intangibles		$172	a
Restructuring costs		8	a
Acquisition/divestiture-related costs		48	a
Acquisition on step-up amortization (1)		111	a
Viessmann-related hedges		86	a
Gain on liability adjustment (2)		(46)	a
Total adjustments		$379

Tax effect on adjustments above		$(86)
Total tax adjustments		$(86)	c

Diluted shares outstanding	913.0			913.0

Diluted earnings per share:
Continuing operations	$0.19			$0.51
(1) Amortization of the step-up to fair value of acquired inventory and backlog.
(2) Gain associated with an adjustment to our tax-related liability owed to UTC.

Free Cash Flow Reconciliation

	(Unaudited)
	Three Months Ended March 31,
(In millions)	2025	2024
Net cash flows provided by operating activities	$483	$40
Less: Capital expenditures - continuing operations	(63)	(102)
Less: Capital expenditures - discontinued operations	—	(2)
Free cash flow	$420	$(64)

Net Debt Reconciliation

	(Unaudited)
(In millions)	March 31, 2025	December 31, 2024
Long-term debt	$11,080	$11,026
Current portion of long-term debt	104	1,252
Less: Cash and cash equivalents	1,698	3,969
Net debt	$9,486	$8,309